UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Protalix BioTherapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

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October 15, 2019
Re: High Priority — Stockholder Action Letter: Request for Vote!
Dear Stockholder:
2019 has been a transformative year for Protalix BioTherapeutics, Inc. as the company redefines its key initiatives to reemerge as a leading pharmaceutical company based in Israel. As a management team, we have highlighted the following three primary objective areas as goals for 2019 – 2021: improving our capital structure, pursuing strategic partnerships and alliances and actively moving our pipeline toward commercialization. We have made tremendous progress, but in order to continue moving forward, we need your support of the proposed amendment outlined below. Let me first take you through our progress.
This year, we have undertaken many key transformational steps, including:
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May — Appointment of Dror Bashan as our new President & Chief Executive Officer

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July — Appointment of Eyal Rubin as our new Sr. Vice President & Chief Financial Officer

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August — Unanimous election of Zeev Bronfeld as the Chairman of the Board

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Progressing in all three of our phase III clinical trials of pegunigalsidase alfa for the treatment of Fabry disease (BRIGHT, BALANCE and BRIDGE) and achieving meaningful milestones

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Completion of enrollment in all three of the pegunigalsidase alfa clinical trials

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Holding discussions with potential partners

Although our management is proactively working to improve the company’s capital structure, we received a deficiency letter in August from the NYSE American LLC stating that we were not in compliance with the continued listing standards. The letter has no immediate effect on the listing of our common stock, and our common stock will continue to trade on the NYSE American as we take the necessary steps to regain compliance with the continued listing standards. Consistent with the rules set forth in the Company Guide of the NYSE American, we have submitted a detailed plan of compliance advising the NYSE American of the actions we plan to take that are designed to restore compliance with the continued listing standards.
As part of our efforts to preserve our ongoing clinical development and to realize future benefits of commercial success, our Board of Directors, along with our Management team, have determined that it is in the company’s best interest to make certain changes to our capital structure. Accordingly, we have filed a proxy statement asking our stockholders to approve an amendment to our Certificate of Incorporation proposing the following two changes:
1)
A reverse stock split at a ratio of not less than 1-for-10 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our Board of Directors before the day prior to the special meeting of stockholders without further approval or authorization of our stockholders.

2)
A reduction in the total number of shares of our common stock that we are authorized to issue from 350 million to 120 million shares.

If the proposal to amend our certificate of incorporation is approved, our Board of Directors will set the timing for the reverse stock split and select the specific ratio from within the preceding range of ratios.
A favorable vote for this amendment is critical. We believe that the proposed amendment will make our common stock more attractive to a broader range of institutional and other investors and therefore facilitate our ability to take the actions necessary to regain compliance with the continued listing guidelines of the NYSE American’s Company Guide and to resolve our going concern issue. It is our understanding that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. This move is necessary for our continued development of our clinical trials, continue the progress towards the anticipated commercialization of pegunigalsidase alfa, our investigational drug candidate for the treatment of Fabry disease, and to build stockholder value.
2 Snunit Street, Science Park P.O.B. 455, Carmiel 20100, Israel
Tel: 972-4-988-9488 | Fax: 972-4-988-9489 | Web: www.protalix.com

The primary objectives are to increase share price and to improve the trading volumes thus allowing institutional investors to buy our stock and increase the market capitalization. We believe that the proposed reverse stock split best serves our stockholders as we expect it to result in our common stock being more attractive to a broader range of institutional and other investors. In addition, the reverse stock split should facilitate support of the trading volume in our common stock and further attract investors which would result in an increase in our market capitalization. These factors may facilitate our ability to take the actions necessary to regain compliance with the continued listing guidelines of the NYSE American’s Company Guide.
We are asking for your support as each vote is critical to initiate management’s 2019-2021 goals and objectives. Approval of the proposed reverse stock split is very important for the financial viability of the company, and a failure to secure stockholder approval of the reverse stock split could put the company at risk and diminish the value of your investment in the company.
Our Board of Directors asks that all stockholders vote FOR this amendment.
Where to Find Additional Information
We have filed a definitive proxy statement with the U.S. Securities and Exchange Commission, or the SEC, on October 15, 2019 in connection with a special meeting of stockholders to be convened to approve the amendment to our Certificate of Incorporation, as amended, to effect a reverse stock split at a ratio of not less than 1-for-10 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our Board of Directors before the day prior to the special meeting of stockholders without further approval or authorization of our stockholders and to decrease the number of shares of our common stock authorized for issuance from 350 million to 120 million. The proxy statement and any supplements or amendments thereto are referred to as the Special Meeting Proxy Materials. The Special Meeting Proxy Materials contain important information about the Special Meeting. We urge you to read the Special Meeting Proxy Materials carefully. Stockholders are able to obtain free copies of the Special Meeting Proxy Materials and other documents we file with the SEC by through the web site maintained by the SEC at www.sec.govand at https://protalixbiotherapeutics.gcs-web.com/sec-filings.
Participants in the Solicitation
Protalix BioTherapeutics, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposal to approve an amendment to our Certificate of Incorporation, as amended, to effect a reverse stock split at a ratio of not less than 1-for-10 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our Board of Directors before the day prior to the special meeting of stockholders without further approval or authorization of our stockholders and to decrease the number of shares of our common stock authorized for issuance from 350 million to 120 million. Information about our directors and executive officers, including a description of their interests, by security holdings or otherwise, is available in our Annual Report on Form 10-K for the year ended December 31, 2018, and our annual proxy statement filed with the SEC on April 12, 2019.
On behalf of the entire Protalix BioTherapeutics team, I would like to thank you for your continuous support. We appreciate your action and vote. It has been revitalizing to lead this new strategic phase of our company, and we look forward to moving forward from this critical period.
Sincerely,
Dror Bashan
President and Chief Executive Officer

October 15, 2019
Dear Stockholder,
We cordially invite you to attend the Special Meeting of Stockholders of Protalix BioTherapeutics, Inc. to be held at 1:00 p.m. on December 9, 2019 at the offices of our Israeli counsel, Horn & Co., Law Offices, Amot Investments Tower, 2 Weizmann Street, 24th Floor, Tel Aviv 6423902, Israel.
The attached notice of special meeting and proxy statement describes the business we will conduct at the meeting and provides information about us that you should consider when you vote your shares. As set forth in the attached proxy statement, the meeting will be held to:
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approve an amendment to our Certificate of Incorporation, as amended, to (i) effect a reverse stock split at a ratio not less than 1-for-10 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our Board of Directors before the day prior to the special meeting of stockholders without further approval or authorization of our stockholders and (ii) reduce the total number of shares of our common stock that we are authorized to issue from 350 million shares to 120 million shares.

Please take the time to carefully read the proposal stockholders are being asked to consider and vote on.
Please promptly vote your shares either via the Internet, by telephone or by marking, signing, dating and returning the proxy card in the enclosed envelope. Your vote is important, whether or not you attend the meeting in person. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting. If you decide to attend the meeting and vote in person, your proxy may be revoked at your request.
We appreciate your support and look forward to your attending the meeting.
Sincerely,
Eyal Rubin
Senior Vice President and Chief Financial Officer
Corporate Secretary
2 Snunit Street, Science Park P.O.B. 455, Carmiel 20100, Israel
Tel: 972-4-988-9488 | Fax: 972-4-988-9489 | Web: www.protalix.com

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 9, 2019

To the Stockholders of Protalix BioTherapeutics, Inc.:
The Special Meeting of Stockholders of Protalix BioTherapeutics, Inc. will be held at the following time, date and place for the following purpose:
TIME:
1:00 p.m., Israel time

DATE:
December 9, 2019

PLACE:
Horn & Co., Law Offices, Amot Investments Tower, 2 Weizmann Street, 24th Floor, Tel Aviv 6423902, Israel

PURPOSE:
To approve an amendment to our Certificate of Incorporation, as amended, to (i) effect a reverse stock split at a ratio not less than 1-for-10 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our Board of Directors before the day prior to the special meeting of stockholders without further approval or authorization of our stockholders and (ii) reduce the total number of shares of our common stock that we are authorized to issue from 350 million shares to 120 million shares.
This proposal is more fully described in the proxy statement that follows. You may vote at the meeting and any adjournments if you were the record owner of our common stock at the close of business on October 11, 2019. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of our Corporate Secretary at the above address.
Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or vote by telephone or Internet (instructions are on your proxy card), so that your shares will be represented whether or not you attend the special meeting.
BY ORDER OF THE BOARD OF DIRECTORS
Carmiel, Israel October 15, 2019	Eyal Rubin Senior Vice President and Chief Financial Officer and Corporate Secretary

Protalix BioTherapeutics, Inc.
2 Snunit Street, Science Park
P.O. Box 455
Carmiel 20100, Israel
972-4-988-9488

PROXY STATEMENT FOR PROTALIX BIOTHERAPEUTICS, INC.
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 9, 2019

GENERAL INFORMATION ABOUT THE SPECIAL MEETING
Why Did You Send Me this Proxy Statement?
We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Protalix BioTherapeutics, Inc. is soliciting your proxy to vote at the Special Meeting of Stockholders and any adjournments of the meeting to be held at 1:00 p.m., Israel time, on December 9, 2019 at the offices of our Israeli counsel, Horn & Co., Law Offices, Amot Investments Tower, 2 Weizmann Street, 24th Floor, Tel Aviv 6423902, Israel. This proxy statement, along with the accompanying Notice of Special Meeting of Stockholders, summarizes the purpose of the meeting and the information you need to know to vote at the special meeting. We anticipate that on or about October 21, 2019, we will begin sending this proxy statement, the attached Notice of Special Meeting and the form of proxy enclosed to all stockholders entitled to vote at the meeting.
Who Can Vote?
Only holders of record of our common stock, par value $0.001 per share, on October 11, 2019, the record date, are entitled to vote at the special meeting. On the record date, there were 148,382,299 shares of our common stock outstanding and entitled to vote. The common stock is currently our only outstanding class of voting stock.
You do not need to attend the special meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting.
How Many Votes Do I Have?
Each share of common stock that you own entitles you to one vote.
How Do I Vote?
Whether you plan to attend the special meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the special meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, LLC, or you have stock certificates, you may vote:
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By mail.   Complete, date, sign and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

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By Internet or by telephone.   Follow the instructions attached to the proxy card to vote by Internet or telephone.

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In person at the meeting.   If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), but not including shares held through a Tel Aviv Stock Exchange Clearing House Ltd. (“TASE”) member, you must provide the bank, broker or other nominee with instructions on how to vote your shares and can generally do so as follows:
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By mail.   You will receive instructions from your broker or other nominee explaining how to vote your shares.

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By Internet or by telephone.   Follow the instructions you receive from your broker to vote by Internet or telephone.

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In person at the meeting.   Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

If you own shares that are traded through the TASE, you may vote your shares in one of the following two ways:
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By mail.   Complete, sign and date the proxy card and attach to it an ownership certificate from the TASE Clearing House member through which your shares are registered (i.e., your broker, bank or other nominee) indicating that you were the beneficial owner of the shares on October 11, 2019, the record date for voting, and return the proxy card or voting instruction form, along with the ownership certificate, to our designated address for that purpose in Israel, 2 Snunit Street, Science Park, P.O. Box 455, Carmiel 20100, Israel. If the TASE member holding your shares is not a TASE Clearing House member, please make sure to include an ownership certificate from the TASE Clearing House member in which name your shares are registered.

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In person at the meeting.   Attend the meeting, where ballots will be provided. If you choose to vote in person at the meeting, you need to bring an ownership certificate from the TASE Clearing House member through which your shares are registered (i.e., your broker, bank or other nominee) indicating that you were the beneficial owner of the shares on October 11, 2019, the record date for voting. If the TASE member holding your shares is not a TASE Clearing House member, please make sure to include an ownership certificate from the TASE Clearing House member in which name your shares are registered.

If you need assistance in voting by telephone or over the Internet or completing your proxy card or have questions regarding the meeting, please contact our proxy advisor:
Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
+1 (833) 786-6488 (toll free in the United States)
What am I Voting On?
You are voting:
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To approve an amendment to our Certificate of Incorporation, as amended, to (i) effect a reverse stock split at a ratio not less than 1-for-10 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our Board of Directors before the day prior to the special meeting of stockholders without further approval or authorization of our stockholders and (ii) reduce the total number of shares of our common stock that we are authorized to issue from 350 million shares to 120 million shares.

Our Board of Directors reserves the right to elect not to proceed with and to abandon the foregoing proposal if it determines, in its sole discretion, that the proposal is no longer in the best interests of the stockholders.

How does the Board of Directors Recommend that I Vote at the Meeting?
The Board of Directors recommends that you vote as follows:
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“FOR” the amendment to our Certificate of Incorporation, as amended, to (i) effect a reverse stock split at a ratio not less than 1-for-10 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our Board of Directors before the day prior to the special meeting of stockholders without further approval or authorization of our stockholders and (ii) reduce the total number of shares of our common stock that we are authorized to issue from 350 million shares to 120 million shares.

If any other matter is properly presented at the meeting or any adjournment, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the special meeting, other than those discussed in this proxy statement.
What Constitutes a Quorum for the Meeting?
Of the 148,382,299 shares of common stock outstanding as of the record date, the holders of at least one-third (1/3) of those shares, or at least 49,460,767 shares, must be present at the meeting in person or represented by proxy to hold the meeting and conduct business. Once a quorum is established at a meeting, it shall not be broken by the withdrawal of enough votes to leave less than a quorum. Shares held by stockholders of record who are present at the meeting in person or by proxy are counted for purposes of determining whether a quorum exists. Abstentions and “broker non-votes” are also counted as present and entitled to vote for purposes of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.
What are the Voting Requirements to Approve the Proposal?
Amendment to Certificate of Incorporation, as amended, to (i) effect a reverse stock split at a ratio not less than 1-for-10 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our Board of Directors before the day prior to the special meeting of stockholders and (ii) reduce the total number of shares of our common stock that we are authorized to issue from 350 million shares to 120 million shares
You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to (i) effect a reverse stock split at a ratio not less than 1-for-10 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our Board of Directors before the day prior to the special meeting of stockholders without further approval or authorization of our stockholders and (ii) reduce the total number of shares of our common stock that we are authorized to issue from 350 million shares to 120 million shares. The affirmative vote of a majority of the shares of our common stock outstanding and entitled to vote at the special meeting is required to approve the amendment to our Certificate of Incorporation, as amended, to (i) effect a reverse stock split at a ratio not less than 1-for-10 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our Board of Directors before the day prior to the special meeting of stockholders and (ii) reduce the total number of shares of our common stock that we are authorized to issue from 350 million shares to 120 million shares. Abstentions will have the same effect as an “against” vote. If a broker does not have the authority to vote customers’ non-voted shares held by the firm in street name, such broker non-votes will have the same effect as an “against” vote.
How are My Votes Cast when I Sign and Return a Proxy Card?
When you sign the proxy card or submit your proxy by telephone or over the Internet, you appoint Dror Bashan, our president and chief executive officer, and Eyal Rubin, our senior vice president and chief financial officer, as your representatives at the meeting. Either Dror Bashan or Eyal Rubin will vote your shares at the meeting as you have instructed them on the proxy card. Each of such persons may appoint a substitute for himself.
Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card or submit your proxy by telephone or over the Internet in advance of the meeting in case your plans change. This way, your shares will be voted by you whether or not you actually attend the meeting.

May I Revoke My Proxy?
If you give us your proxy, you may revoke it at any time before it is voted at the meeting. There will be no double counting of votes. You may revoke your proxy in any one of the following ways:
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entering a new vote or by granting a new proxy card or new voting instruction bearing a later date (which automatically revokes the earlier instructions);

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if your shares are held in street name, re-voting by Internet or by telephone as instructed above (only your latest Internet or telephone vote will be counted);

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notifying our Corporate Secretary, Eyal Rubin, in writing before the special meeting that you have revoked your proxy; or

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attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Can my broker vote my shares for me?
A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular matter because the matter is not routine and such broker or nominee does not have the discretionary voting authority to vote the shares for which it is the holder of record with respect to a particular matter at the special meeting and such broker or nominee has not received instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether stockholders’ approval of that matter has been obtained. Pursuant to New York Stock Exchange (“NYSE”) Rule 452, the approval, in accordance with Section 713(a) of the NYSE American Company Guide, of the amendment to our Certificate of Incorporation, as amended, to effect the reverse stock split and reduce the total number of shares of our common stock that we are authorized to issue is a routine matter and, therefore, may be voted upon by brokers without instruction from beneficial owners.
What if I Receive More than One Proxy Card?
You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.
What if I do not Vote for the Matter Listed on My Proxy Card?
If you return your proxy card without indicating your vote, your shares will be voted for the amendment of our Certificate of Incorporation, as amended, to (i) effect a reverse stock split at a ratio not less than 1-for-10 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our Board of Directors before the day prior to the special meeting of stockholders without further approval or authorization of our stockholders and (ii) reduce the total number of shares of our common stock that we are authorized to issue from 350 million shares to 120 million shares.
Will My Shares be Voted if I do not Return My Proxy Card and do not Attend the Special meeting?
If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?”.
If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority to vote your shares on certain routine matters scheduled to come before the meeting even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire.
Is Voting Confidential?
Yes. Only the inspector of elections and our employees that have been assigned the responsibility for overseeing the legal aspects of the special meeting, and Alliance Advisors LLC, our proxy solicitor, will have access to your proxy card. The inspector of elections will tabulate and certify the vote. Any comments written on the proxy card will remain confidential unless you ask that your name be disclosed.
What are the Costs of Soliciting these Proxies?
We will pay all of the costs of soliciting these proxies. Our officers, directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We have engaged Alliance Advisors LLC to assist us in soliciting proxies for the special meeting. We will pay Alliance Advisors a base fee of  $8,500, plus reasonable out-of-pocket expenses, plus an additional fee based upon the number of contacts with stockholders made and work performed. We estimate the total amount payable to Alliance Advisors will be approximately $50,000.
Could other Matters be Decided at the Special Meeting?
We do not know of any other matters that will be considered at the special meeting. If any other matters arise at the special meeting at or by the direction of the Board of Directors, the proxies will be voted at the discretion of the proxy holders.
What Happens if the Special Meeting is Postponed or Adjourned?
Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.
Do I Need a Ticket to Attend the Special Meeting?
Yes, you will need an admission ticket or proof of ownership of common stock to enter the special meeting. If you are a stockholder of record, your admission ticket is the bottom half of the proxy card sent to you. If you plan to attend the special meeting, please so indicate when you vote and bring the ticket with you to the special meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is the left side of your voting information form. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the special meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the special meeting without an admission ticket, we will admit you only if we are able to verify that you are a stockholder of our Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information, as of October 11, 2019, regarding beneficial ownership of our common stock:
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each person who is known by us to own beneficially more than 5% of our common stock;

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each director;

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each of our Chief Executive Officer, our Executive Vice President, Research and Development, our Senior Vice President, Product Development, our Senior Vice President and Chief Financial Officer and our Senior Vice President, Operations; and

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all of our directors and executive officers collectively.

Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by each of them. For purposes of this table, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from October 11, 2019 upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within such 60 days from such date have been exercised. The information set forth below is based upon information obtained from the beneficial owners, upon information in our possession regarding their respective holdings and upon information filed by the holders with the U.S. Securities and Exchange Commission. The percentages of beneficial ownership are based on 148,382,299 shares of our common stock outstanding as of October 11, 2019.
The address for all directors and officers is c/o Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, P.O. Box 455, Carmiel, Israel, 20100.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (%)
Board of Directors and Executive Officers
Zeev Bronfeld(1)	2,162,481	1.5
Dror Bashan(2)	100,000	*
Amos Bar Shalev	1,680	*
David Granot	—	—
Aharon Schwartz, Ph.D.	—	—
Einat Brill Almon, Ph.D.(3)	740,000	*
Yaron Naos(4)	514,563	*
Eyal Rubin(5)	—	*
Yoseph Shaaltiel, Ph.D.(6)	1,390,916	*
All executive officers and directors as a group (9 persons)(7)	4,909,640	3.3
5% Holders
Citigroup Global Markets Inc.(8)	9,214,117	5.8
Highbridge Capital Management LLC(9)	16,468,605	9.99
UBS O’Connor LLC(10)	9,411,764	6.0

*
less than 1%.

(1)
Consists of shares of our common stock held by EBC Holdings Ltd., an investment company wholly-owned by Mr. Bronfeld.

(2)
Consists of 100,000 shares of our common stock issuable upon exercise of outstanding options within 60 days of October 11, 2019. Does not include 1,500,000 shares of our common stock underlying options that will not vest within 60 days of October 11, 2019.

(3)
Consists of 185,000 outstanding shares of our common stock and 555,000 shares of our common stock issuable upon exercise of outstanding options within 60 days of October 11, 2019. Does not include 525,000 shares of our common stock underlying options that will not vest within 60 days of October 11, 2019.

(4)
Consists of 199,563 outstanding shares of our common stock and 315,000 shares of our common stock issuable upon exercise of outstanding options within 60 days of October 11, 2019. Does not include 450,000 shares of our common stock underlying options that will not vest within 60 days of October 11, 2019.

(5)
Does not include 800,000 shares of our common stock underlying options that will not vest within 60 days of October 11, 2019.

(6)
Consists of 795,916 outstanding shares of our common stock and 595,000 shares of our common stock issuable upon exercise of outstanding options within 60 days of October 11, 2019. Does not include 525,000 shares of our common stock underlying options that will not vest within 60 days of October 11, 2019.

(7)
Consists of 3,344,640 outstanding shares of our common stock and 1,565,000 shares of our common stock issuable upon exercise of outstanding options within 60 days of October 11, 2019. Does not include 3,800,000 shares of our common stock underlying options that will not vest within 60 days of October 11, 2019.

(8)
Based solely on a Form 13F-HR filed by Citigroup Inc. (“Citigroup”) on August 12, 2019 for the period ended June 30, 2019 on behalf of Citigroup and other institutional investment managers. Consists of 9,214,117 shares of our common stock issuable upon conversion of convertible notes. As of June 30, 2019, funds managed by Citigroup held, in the aggregate, $7,832,000 principal amount of our 7.50% convertible notes due 2021. The address for Citigroup is 388 Greenwich Street, New York, NY 10013.

(9)
Based solely on a Form 13F-HR filed by Highbridge Capital Management LLC (“Highbridge”) on August 14, 2019 for the period ended June 30, 2019. Represents shares of common stock underlying convertible notes held by funds managed by Highbridge. As of June 30, 2019, funds managed by Highbridge held, in the aggregate, $19,407,000 principal amount of our 7.50% convertible notes due 2021. All such notes are subject to a blocker provision of such notes pursuant to which the holder of each such note does not have the right to convert the note to the extent that such conversion would result in beneficial ownership by the holder thereof, together with any persons whose beneficial ownership of the common stock would be aggregated with such holder’s for purposes of Section 13(d) or Section 16 of Exchange Act of more than 9.99% of the common stock, and, accordingly, the disclosed amounts do not include shares of common stock issuable upon the convertible notes to the extent that would exceed the blocker provision. The principal business office of Highbridge is 40  West 57th Street, 32nd Floor, New York, New York 10019.

(10)
Based solely on a Form 13F-HR filed by UBS O’Connor LLC (“O’Connor”) on August 14, 2019 for the period ended June 30, 2019 and a Schedule 13G/A filed on February 12, 2019 for December 31, 2017 by O’Connor, Kevin Russell (“Mr. Russell”) and Andrew Martin (“Mr. Martin”). O’Connor serves as the investment manager to each of  (1) Nineteen77 Global Multi-Strategy Alpha (Levered) Master Limited (“GLEA XL”) and (2) Nineteen77 Global Multi-Strategy Alpha Master Limited (formerly O’Connor Global Multi-Strategy Alpha Master Limited, “GLEA”, and together with GLEA XL, collectively, the “O’Connor Funds”). In such capacity, O’Connor exercises voting and investment power over the shares of common stock held for the account of each of the O’Connor Funds. Mr. Russell is the Chief Investment Officer of O’Connor and Mr. Martin is a Portfolio Manager for O’Connor, and each also exercises voting and investment power over the shares of common stock held for the account of the O’Connor Funds. As a result, each of O’Connor, Mr. Russell and Mr. Martin may be deemed to have beneficial ownership of the shares of common stock held for the account of the O’Connor Funds. Represents shares of common stock underlying convertible notes held by funds managed by O’Connor. As of June 30, 2019, funds managed by O’Connor held, in the aggregate, $8,000,000 principal amount of our 7.50% convertible notes due 2021. The address of O’Connor is One North Wacker Drive, 32nd Floor, Chicago, Illinois 60606.

PROPOSAL: AMENDMENT TO EFFECT A REVERSE STOCK SPLIT AND
REDUCTION IN AUTHORIZED SHARES
On September 22, 2019, our Board of Directors authorized and approved an amendment to our Certificate of Incorporation, as amended (“Certificate”), that would (i) effect a reverse stock split at a ratio not less than 1-for-10 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our Board of Directors before the day prior to the special meeting of the stockholders without further approval or authorization of our stockholders and (ii) reduce the total number of shares of our common stock that we are authorized to issue from 350 million shares to 120 million shares (the “Proposal”). Our Board of Directors determined that the Proposal is advisable and in the best interest of our Company and our stockholders, and recommends that stockholders approve the Proposal. THE BOARD OF DIRECTORS REQUESTS THAT YOU TAKE THE OPPORTUNITY TO VOTE AT THIS SPECIAL MEETING OF STOCKHOLDERS IN ORDER TO AVOID JEOPARDIZING THE FINANCIAL VIABILITY OF THE COMPANY AND DIMINISHING THE VALUE OF YOUR INVESTMENT IN THE COMPANY.
The form of the proposed amendment to our Certificate to effect the Proposal is attached to this proxy statement as Appendix A. The amendment will (i) effect a reverse stock split of our common stock using a split ratio between, and including, 1-for-10 and 1-for-20, with the actual ratio within this range to be selected by the Board of Directors following stockholder approval and (ii) reduce the total number of shares of our common stock that we are authorized to issue from 350 million shares to 120 million shares. The Board of Directors believes that stockholder approval of a range of potential split ratios (rather than a single split ratio) provides the Board of Directors with the flexibility to achieve the desired results of the Proposal. If the stockholders approve this Proposal, the reverse stock split will be effected only upon a determination by the Board of Directors that the Proposal is in the best interests of the stockholders at that time. In connection with any determination to effect the Proposal, the Board of Directors will set the timing for the reverse stock split and select the specific ratio from within the range of ratios set forth herein. The Board of Directors reserves its right to elect not to proceed with and to abandon the Proposal if it determines, in its sole discretion, that this Proposal is no longer in the best interests of the stockholders. No further action by the stockholders will be required for the Board of Directors to either implement or abandon the Proposal.
In determining which reverse stock split ratio to implement, if any, following the receipt of stockholder approval, the Board of Directors may consider, among other things, factors such as:
•
the historical trading price and trading volume of our common stock;

•
the then prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock;

•
our ability to continue our listing on the NYSE American;

•
which of the alternative reverse split ratios would result in the greatest overall reduction in our administrative costs; and

•
prevailing general market and economic conditions.

No fractional shares will be issued in connection with the Proposal. To avoid the existence of fractional shares of the Company’s common stock, the Company will pay its stockholders the fair value of any fractional shares as a result of the implementation of the Proposal. The fair value of a fractional share will be equal to the product obtained by multiplying (i) the closing sales price of the common stock on the NYSE American on the effective date of the reverse stock split by (ii) the number of shares of common stock held by such stockholder before the reverse stock split that would otherwise have been exchanged for a fractional share. Where shares are held in certificated form, the surrender of all old certificate(s) and receipt by American Stock Transfer & Trust Company, LLC (the “Exchange Agent”) of a properly completed and duly executed transmittal letter will be required.
As of October 11, 2019, 148,382,299 shares of the Company’s common stock were issued and outstanding, and no shares of the Company’s preferred stock were issued and outstanding. Based on that number of shares of capital stock issued and outstanding, immediately following the completion of the reverse stock split, and, for illustrative purposes only, assuming a 1-for-15 reverse stock split, we would have approximately 9,892,153 shares of common stock issued and outstanding (without giving effect to the treatment of fractional shares). The actual number of shares outstanding after giving effect to the reverse stock split will depend on the reverse split ratio that is ultimately selected by the Board of Directors. We do not expect the reverse stock split itself to have any immediate material economic effect on our stockholders, debt holders or holders of stock options. However, because the reduction in the total number of shares of our common stock that we are authorized to issue after giving effect to the Proposal is not proportional to the split ratio, the reverse stock split would increase the ratio between our authorized capital stock and our issued capital stock. This means that, subject to the limits imposed by Part 7 of the NYSE American Rules, our Board of Directors could issue a relatively larger amount of capital stock without additional action by our stockholders.
Reasons for the Proposal
In our Quarterly Report on Form 10-Q for the period ended June 30, 2019, we announced that based on our then current cash resources and commitments, we believe we may not be able to maintain our current planned development activities and the corresponding level of expenditures for at least 12 months in the absence of a refinancing or restructuring of our existing obligations. These factors raise substantial doubt as to our ability to continue as a going concern. In addition, on August 30, 2019, we announced that we received a deficiency letter from NYSE American LLC (the “NYSE American”) stating that we are not in compliance with its continued listing standards as set forth in Section 1003(a)(i) – (iii) of the NYSE American Company Guide, or the Company Guide, as we have reported a stockholders’ equity deficiency as of June 30, 2019 and net losses in the five most recent fiscal years ended December 31, 2018. In response to these developments, we have been reviewing our capital structure and are evaluating and pursuing strategic alternatives to maximize stockholder value through financing and partnerships.
We need to take certain steps to regain compliance with the continued listing guidelines of the Company Guide and to resolve our going concern issue. The Board of Directors authorized the Proposal with the primary intent of facilitating potential transactions that may allow us to regain compliance with the continued listing guidelines of the Company Guide. In addition, the Board of Directors authorized the Proposal with the additional intent of increasing the price of our common stock in order to meet the NYSE American’s minimum price per share criteria for continued listing on that exchange.
We believe that the Proposal will make the Company’s common stock more attractive to a broader range of institutional and other investors and therefore facilitate our ability to take the actions necessary to regain compliance with the continued listing guidelines of the Company Guide and to resolve our going concern issue. It is our understanding that the current market price of the Company’s common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public.
The lack of shares available for future issuance significantly impedes our ability to take the actions necessary to regain compliance with the continued listing guidelines of the Company Guide and to resolve our going concern issue. Our Certificate of Incorporation currently authorizes the issuance of 350,000,000 shares of common stock, without giving effect to the reverse stock split. As of October 11, 2019, there were 148,382,299 shares of common stock issued and outstanding. Additionally, as of October 11, 2019, a total of approximately 75.0 million shares of common stock were reserved for issuance upon the conversion of our 7.50% senior secured convertible promissory notes and a total of 12.6 million shares were reserved for issuance upon the exercise of outstanding stock options. As a result, as of October 11, 2019, we only had a total of approximately 79.0 million shares of common stock available for future issuance. The lack of shares available for future issuance leaves us with very limited flexibility with respect to the management of our capital structure. Increasing the number of authorized shares of common stock available for future issuance will provide our company with greater flexibility in considering and planning for future business needs. As described above, because the reduction in the total number of shares of our common stock that we are authorized to issue after giving effect to the reverse stock split will not be proportional to the split ratio, the reverse stock split would increase the ratio of our authorized capital stock to our issued capital stock providing us with additional authorized shares of common stock available for such purposes.

In addition to the foregoing, our common stock has been trading at a very low price. If the NYSE American were to consider our common stock to be a low-priced stock, our common stock could be subject to delisting due to the low stock price, which will have a material adverse effect on our liquidity and on the trading of our common stock and will make it harder for us to raise capital and sell securities.
We anticipate that we may issue shares of common stock in the future in connection with one or more of the following:
•
financing transactions, such as public or private offerings, to fund our ongoing business objectives and capital expenditures;

•
issuances in connection with partnerships, strategic investments, acquisitions, collaborations and other similar transactions;

•
refinancing or restructuring of our outstanding convertible notes;

•
issuances in connection with strategic investments;

•
issuances under our stock incentive plan to retain and incentive management;

•
acquisitions;

•
stock dividends; and

•
any other proper corporate purpose.

If additional authorized shares of common stock are available, transactions dependent upon the issuance of additional shares would be less likely to be impeded or undermined by delays and uncertainties occasioned by the need to obtain prior stockholder authorization. Our Board of Directors believes the additional authorized shares will provide us with needed flexibility to issue shares of common stock in the future without the potential expense and delay incident to obtaining stockholder approval for a particular issuance.
If approved, our Board of Directors will have the discretion to issue the shares of common stock without further stockholder action, except as may be required for a particular transaction by applicable law or regulation, or the Company Guide. As of the date of this Proxy Statement, we have no specific plans, agreements or commitments to issue any shares of common stock for which approval of the proposed Amendment is required.
We believe that the reverse stock split would not only establish a mechanism for the price of the Company’s common stock to continue to meet the NYSE American’s minimum price requirement, it will also make the Company’s common stock more attractive to a broader range of institutional and other investors. It is our understanding that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. However, some investors may view Proposal negatively because it reduces the number of shares of common stock available in the public market.
Other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of the Company’s common stock. As a result, there can be no assurance that the Proposal, if completed, will result in the intended benefits described above, that the market price of the Company’s common stock will increase following the Proposal, that the market price of the Company’s common stock will not decrease in the future, or that our common stock will achieve a high enough price per share to permit its continued listing by the NYSE American.

In the event that the Proposal is not approved, we intend to continue to actively monitor the trading price of our common stock on the NYSE American and will consider available options to resolve our non-compliance with the NYSE American listing rules. We believe that our ability to remain listed on the NYSE American would be significantly and negatively affected if the Proposal is not approved. In addition, if our stock is delisted, it will significantly and negatively affect our ability to obtain alternative debt or equity financing in order to support Company operations.
Possible Effects of the Proposal
If the Proposal is approved and implemented, the principal effect will be to proportionately decrease the number of outstanding shares of the Company’s common stock based on the reverse stock split ratio selected by the Board of Directors. The Company’s common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Proposal will not affect the registration of the Company’s common stock under the Exchange Act, or, except as described above, the listing of the Company’s common stock on the NYSE American. Following the implementation of the Proposal, we expect that the Company’s common stock will continue to be listed on the NYSE American under the symbol “PLX.”
Proportionate voting rights and other rights of the holders of the Company’s common stock will not be materially affected by the reverse stock split. For example, a holder of 2% of the voting power of the outstanding shares of the Company’s common stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of the Company’s common stock after the reverse stock split. The number of stockholders of record will not be affected by the reverse stock split. If approved and implemented, the reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of the Company’s common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.
The issuance of additional shares of common stock in connection with a future transaction may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital. However, in connection with any future transaction, the Board of Directors would assess the merits of the transaction and consider, among other things, its potential dilutive effect. Also, we will continue to be required to comply with applicable Company Guide rules that require stockholder approval to be obtained in connection with certain dilutive issuances.
The Board of Directors believes, however, that these potential effects are outweighed by the benefits of the Proposal.
Effect on the Company’s Stock Plan
The Company’s 2006 Stock Incentive Plan, as amended, provides for proportionate adjustments to the number of shares subject to the applicable plan in the event of a reverse stock split. With respect to outstanding, unexercised awards, the Proposal will result in an increase in the applicable price per share corresponding to the ultimate reverse stock split ratio. As of the record date, the Company had 17,453,792 shares of common stock reserved for issuance pursuant to the 2006 Stock Incentive Plan, consisting of (i) 10,601,340 shares subject to previously granted awards and (ii) 6,852,452 shares remaining available for grant.
Effect on Authorized but Unissued Shares of Capital Stock
As described above, the Proposal, if approved and implemented, will affect the authorized number of shares of our common stock as it will increase the ratio between our authorized capital stock and our issued capital stock. Accordingly, subject to the limits imposed by Part 7 of the NYSE American Rules, our Board of Directors could issue a relatively larger amount of capital stock without additional action by our stockholders. The issuance of additional shares of our capital stock would dilute the voting and economic rights of our existing stockholders. Additionally, the ability to issue a relatively larger amount of capital stock could allow our Board of Directors to take certain actions which would discourage hostile takeover attempts. The ability to resist takeover attempts could also allow our Board of Directors greater power to resist or delay changes in control or the removal of our management team.
Effect on Par Value
The amendment to the Certificate attached as Appendix A does not contemplate any change to the par value of our common stock, par value $0.001 per share.
Reduction in Stated Capital
Upon the effectiveness of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Company’s common stock, which consists of the par value per share of the Company’s common stock multiplied by the aggregate number of shares of the Company’s common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split. Correspondingly, our paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of the Company’s common stock, will be increased by the same amount by which the stated capital is reduced. The stockholders’ equity, in the aggregate, will remain unchanged.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the Proposal, this transaction is not the first step in a “going private transaction,” within the meaning of Rule 13e-3 of the Exchange Act, and will not produce, either directly or indirectly, any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3.
Certain Material U.S. Federal Income Tax Consequences
The following paragraphs are intended as a summary of certain U.S. federal income tax consequences to U.S. taxpayers and the company with respect to Proposal, if effected. This summary does not attempt to describe all possible U.S. federal or other tax consequences of such actions or based on particular circumstances. In addition, it does not describe any state, local or non-U.S. tax consequences.
The following discussion is a general summary of certain U.S. federal income tax consequences of the Proposal that may be relevant to holders of the Company’s Common Stock that are U.S. Holders (as defined below) who hold such stock as a capital asset for U.S. federal income tax purposes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including, without limitation: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (ix) persons holding the Company’s Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of the Company’s Common Stock in connection with employment or other performance of services including pursuant to the exercise of compensatory stock options or the vesting of restricted shares of Common Stock; (xi) persons who hold Company Common Stock as qualified small business stock within the meaning of Section 1202 of the Code; (xii) U.S. expatriates; (xiii) holders which own or which are deemed to own 10% or more of the total vote or value of the Company’s stock; or (xiv) holders that are required to accelerate the recognition of any item of gross income with respect to the Company’s Common Stock as a result of such income being recognized on an applicable financial statement. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences other than U.S. federal income taxation. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of the Company’s Common Stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Proposal, and there can be no assurance the IRS will not challenge the statements and conclusions set forth in this discussion or that a court would not sustain any such challenge.
EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE PROPOSAL TO SUCH HOLDER.
For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of the Company’s Common Stock that for U.S. federal income tax purposes is: (i) an individual citizen or resident of the United States; (ii) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person.
The Proposal is intended to constitute a “recapitalization” for U.S. federal income tax purposes. Assuming such treatment is correct, a U.S. Holder generally should not recognize gain or loss upon the receipt of the Company’s Common Stock in the Proposal except with respect to any cash paid in lieu of the issuance of fractional shares of the Company’s Common Stock that would otherwise be issued, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of the Company’s Common Stock received pursuant to the Proposal should equal the aggregate tax basis of the shares of the Company’s Common Stock surrendered (excluding any portion of such U.S. Holder’s basis allocated to a fractional share), and such U.S. Holder’s holding period in the shares of the Company’s Common Stock received should include the holding period in the shares of the Company’s Common Stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of the Company’s Common Stock surrendered to the shares of the Company’s Common Stock received pursuant to the Proposal. U.S. Holders of shares of the Company’s Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder who receives cash in lieu of a fractional share of Common Stock should generally recognize capital gain or loss equal to the difference between the amount of cash received and the holder’s tax basis allocable to the fractional share. Any capital gain or loss should be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year as of the effective date of the Proposal. U.S. Holders are urged to consult their own tax advisors as to the tax consequences of receiving cash in lieu of a fractional share in the Proposal.
Effectiveness of the Proposal
The Proposal, if approved by the stockholders and implemented by the Board of Directors, would become effective upon the filing of an amendment to the Certificate in the form attached as Appendix A with the Secretary of State of the State of Delaware. It is expected that such a filing would take place promptly after the stockholders approve this proposal, but the Board of Directors will consider prevailing market conditions, the status of its discussions with the NYSE American and other relevant factors in determining when and whether to effect the Proposal. The exact timing of the filing of the amendment will reflect the Board of Directors’ business judgment as to when such action will be the most advantageous to the Company and the stockholders. Approval of this proposal also grants the Board of Directors the right, in its sole discretion, to elect not to proceed with the Proposal if, at any time prior to filing the certificate of amendment attached as Appendix A, the Board of Directors, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of the stockholders to proceed with the Proposal.
Exchange Procedures
Book-Entry Shares
If the Proposal is effected, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by the exchange agent, through the Depository Trust Company’s Direct Registration System (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Proposal.
Exchange of Stock Certificates
If the Proposal is effected, stockholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be required to exchange their old stock certificate(s) (“Old Certificate(s)”) for shares held in book-entry form through the Depository Trust Company’s Direct Registration System representing the appropriate number of shares of the Company’s common stock resulting from the Proposal. Stockholders of record upon the Effective Time will be furnished the necessary materials and instructions for the surrender and exchange of their Old Certificate(s) at the appropriate time by the Exchange Agent. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the effectiveness of the Proposal, the Exchange Agent will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering Old Certificate(s) in exchange for new shares to be held in book-entry form.
No Appraisal Rights
Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Proposal described in this proposal, and we will not independently provide the stockholders with any such rights.
Vote Required
The affirmative vote of a majority of the outstanding shares of common stock entitled to vote is required to approve the amendment of the Certificate to (i) effect the reverse stock split at a ratio not less than 1-for-10 but not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our Board of Directors before the day prior to the special meeting of stockholders without further approval or authorization of our stockholders and (ii) reduce the total number of shares of our common stock that we are authorized to issue from 350 million shares to 120 million shares. Because the affirmative vote of holders of a majority of the outstanding shares of the Company’s common stock is required for this Proposal, abstentions will have the same effect as votes against this Proposal. Because this Proposal is considered a “routine” matter under applicable stock exchange rules, we do not expect to receive any broker non-votes on this proposal. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares “FOR” this Proposal.
Our Board of Directors recommends that stockholders vote “FOR” the approval of the Amendment to the Certificate of Incorporation, as amended, to effect the reverse stock split and reduction in authorized shares as disclosed in this proxy statement and as described in this “Proposal: Amendment to Effect the Reverse Stock Split and Reduction in Authorized Shares.”

SOLICITATION OF PROXIES
We have engaged Alliance Advisors LLC to assist us in soliciting proxies for the special meeting. We will pay Alliance Advisors a base fee of  $8,500, plus reasonable out-of-pocket expenses, plus an additional fee based upon the number of contacts with stockholders made and work performed. We estimate the total amount payable to Alliance Advisors will be approximately $50,000. Our officers, directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We will pay all of the costs of soliciting these proxies.
If you need assistance in voting by telephone or over the Internet or completing your proxy card or have questions regarding the special meeting, please contact our proxy advisor:
Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
+1 (833) 786-6488 (toll free in the United States)
HOUSEHOLDING OF PROXY MATERIALS
The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are stockholders of our Company will be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notice from its broker that it will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder is notified otherwise or until such stockholder notifies its broker or us that it no longer wishes to participate in “householding.” If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate proxy statement and annual report (for annual meetings) in the future, such stockholder may (1) notify its broker or (2) direct its written request to: Eyal Rubin, Corporate Secretary, Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, P.O. Box 455, Carmiel 20100, Israel, +972 (4) 988-9488, ext. 143. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to such stockholders at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS
Our Board of Directors knows of no other business to be acted upon at the special meeting. However, if any other business properly comes before the special meeting of stockholders, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.
The prompt return of your proxy is appreciated and will be helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the special meeting please sign the proxy and return it in the enclosed envelope or vote by internet or telephone.
BY ORDER OF THE BOARD OF DIRECTORS,
Eyal Rubin
Senior Vice President and Chief Financial Officer and Corporate Secretary
Carmiel, Israel
October 15, 2019

Appendix A

THIRD CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION OF
PROTALIX BIOTHERAPEUTICS, INC.
(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)
Protalix BioTherapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
1.
The name of the corporation is Protalix BioTherapeutics, Inc. (the “Corporation”). The Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on March 30, 2016, as amended by that Certificate of Amendment dated August 15, 2016 and that Second Certificate of Amendment dated January 10, 2019 (the “Certificate of Incorporation”).

2.
This Certificate of Amendment to Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors of the Corporation pursuant to a resolution setting forth the proposed amendment of the Certificate of Incorporation and declaring said amendment to be advisable.

3.
Article III of the Certificate of Incorporation, as amended, is hereby amended and restated in its entirety as follows:

“The Corporation is authorized to issue the following shares of capital stock: (a) 120,000,000 shares of common stock, par value $.001 per share (the “Common Stock”); and (b) 100,000,000 shares of preferred stock, par value $.0001 per share (the “Preferred Stock”). The voting rights, the rights of redemption and other relative rights and preferences of the Preferred Stock shall be established by the Board of Directors.
The Board of Directors may authorize the issuance of such stock to such persons upon such terms and for such consideration in cash, property or services as the Board of Directors may determine and as may be allowed by law. The just valuation of such property or services shall be fixed by the Board of Directors. All such stock when issued shall be fully paid and exempt from assessment.”
Effective on [•], 2019 (the “Effective Date”), each [•] shares of Common Stock issued or outstanding (including treasury shares) immediately prior to the Effective Date shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Date and shall represent one share of Common Stock from and after the Effective Date (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 par value per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Date of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Date, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Date, shall be entitled to receive, with respect to each such fractional share, a cash payment equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the fair value per share of the Common Stock immediately prior to the Effective Date as determined by the Board of Directors of the Corporation.
Each stock certificate that, immediately prior to the Effective Date, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Date shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Date into which the shares formerly represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Date); provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Date shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Date into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.”
4.
The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be signed by its duly authorized President and Chief Executive Officer this     day of          , 2019.
PROTALIX BIOTHERAPEUTICS, INC.
By:

Dror Bashan
President and Chief Executive Officer